UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2006

POLYMEDICA CORPORATION
(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-19842	04-3033368
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

701 Edgewater Drive, Suite 360, Wakefield, Massachusetts	01880
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 486-8111
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement
Effective June 29, 2006, the Registrant’s Board of Directors granted 690 shares of restricted common stock to Krishna G. Palepu as compensation for his service as a member of the Board of Directors for the upcoming year. Mr. Palepu’s restricted stock grant will vest in accordance with a vesting schedule whereby 100% of the restricted shares vest on June 28, 2007.
Item 5.02.      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On June 29, 2006, the Registrant’s Board of Directors appointed Krishna G. Palepu as a member of its Board of Directors and as a member of the Nominating and Corporate Governance Committee of the Board of Directors. This appointment fills a vacancy on the Registrant’s Board of Directors resulting from its resolution on June 29, 2006 to increase the size of the Board of Directors to twelve.
On June 29, 2006, Daniel S. Bernstein, M.D. gave the Registrant notice of his intent to retire from the Board of Directors effective as of the Registrant’s annual shareholders meeting on September 19, 2006.
Item 9.01.     Financial Statements and Exhibits
The full text of the press release issued in connection with Mr. Palepu’s appointment and Mr. Bernstein’s retirement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Press Release dated June 30, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMEDICA CORPORATION
Date: July 6, 2006	By:	/s/ Devin J. Anderson
Devin J. Anderson
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated June 30, 2006